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                                    EXHIBIT B

                                POWER OF ATTORNEY


         The  undersigned  hereby  appoints Peter P. D'Angelo the  undersigned's

true  and  lawful   attorney-in-fact,   with  full  power  of  substitution  and

resubstitution,  for him in his name,  place  and  stead  and in his  individual capacity,  to execute and deliver on behalf of the undersigned all applications,

reports or documents filed pursuant to (i) the Securities  Exchange Act of 1934,

as amended or any rule or regulation thereunder,  including, without limitation,

Schedules  13D, 13F and 13G, and Forms 3 and 4, and (ii) the  Securities  Act of

1933,  as amended,  or any rule or  regulation  thereunder,  including,  without limitation,  Forms 144,  and any  amendments  to said  applications,  reports or documents,  and any and all  instruments,  affidavits and exhibits  necessary or desirable  in  connection  therewith,  and  to  take  all  other  necessary  and lawful action in connection therewith.

         This  Power of  Attorney  shall  remain in effect  with  respect to Mr.

D'Angelo until revoked by the undersigned.  The Power of Attorney hereby granted is coupled with an interest  and shall  survive and shall not be affected by the subsequent disability, incompetency or death of the undersigned.

         IN  WITNESS  WHEREOF,  I have  herewith  set my  hand  this  8th day of

January, 1998.




                                        /S/ BRUCE S. KOVNER
                                        ________________________________________
                                        Bruce S. Kovner


STATE OF NEW YORK    )
                     :  SS.:
COUNTY OF NEW YORK   )

         On the 8th day of  January,  1998  before me  personally  came Bruce S.

Kovner, to me known, and known to me to be the individual  described in, and who executed the foregoing  instrument,  and he  acknowledged to me that he executed the same.




                                        /S/ TERESA F. BROOKS
                                        ________________________________________

                                        Teresa F. Brooks
                                        Notary Public, State of New York
                                        No 018R5034553
                                        Qualified in New York County
                                        Commission expires October 17, 1998